                                                                    EXHIBIT 4.52

                                                                  EXECUTION COPY

                                FOURTH AMENDMENT

                  FOURTH AMENDMENT, dated as of September 28, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (such Credit Agreement, as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Borrower"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as advisor, lead arranger and book manager, and LEHMAN COMMERCIAL PAPER INC., as syndication agent and as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

                  WHEREAS, the Lenders have agreed to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

                           "Fourth Amendment": the Fourth Amendment, dated as of September 28, 2001, to this Agreement.

                           "Fourth Amendment Effective Date": the effective date of the Fourth Amendment.

                           "Interim Loan Facility Extension": the Sixteenth Amendment to the Interim Loan Agreement, in the form attached hereto as Exhibit A, which shall include an extension until November 30, 2001 of the mandatory prepayment due September 30, 2001.

                  3. Amendment of Section 5.2 (Certificates; Other Information). Section 5.2 of the Credit Agreement is hereby amended by (a) deleting the reference in the introductory clause thereof to "clause (f)" and substituting in lieu thereof "clause (g)", (b) deleting "and" at the end of clause (e) thereof, (c) relettering clause (f) thereof as clause (g) and (d) adding a new clause (f) immediately after clause (e) thereof as follows:
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                                                                               2


                  "(f) copies of all information and reports delivered to the lenders or the administrative agent under the Interim Loan Facility concurrently with the delivery of such information and reports to such lenders or administrative agent; and".

                  4.       Amendment of Section 5 (Affirmative Covenants).
Section 5 of the Credit Agreement is hereby amended by adding at the end thereof new Sections 5.13, 5.14 and 5.15 as follows:

                  "5.13 Pursuit of Transactions. Continue to pursue strategic alternatives for the Borrower and its Subsidiaries as described in the Borrower's Form 8-K report dated August 2, 2001, including, without limitation, transactions proposed or under discussion prior to September 19, 2001, and transactions that may be proposed after September 19, 2001, in each case providing for the sale, upon commercially reasonable terms, of all of, or discrete portions of, the business of the Borrower and its Subsidiaries or for the investment in the Borrower of additional equity.

                  5.14 Crisis Manager. Continue to retain William N. Plamondon as a crisis manager (or his successor or his replacement crisis manager reasonably satisfactory to the Administrative Agent) which crisis manager shall be permitted to communicate directly with the Administrative Agent and the Borrower's board of directors to, among other things, (a) assist the Borrower and its Subsidiaries with (i) the strategic and operational decisions of the Borrower and its Subsidiaries as requested by the board of directors of the Borrower,
         (ii) the modification and enhancement of the management information systems and reporting systems of the Borrower and its Subsidiaries and
         (iii) the management of and communications with its creditors and other parties, (b) supplement the treasury and finance staff of the Borrower and its Subsidiaries as needed and (c) make recommendations to conserve and generate cash and liquidity for the Borrower and its Subsidiaries.

                  5.15. Sales of Property. Continue to pursue the sale on commercially reasonable terms of property owned by the Borrower or any Subsidiary thereof which is neither material nor necessary to the operations of the business of the Borrower and its Subsidiaries.".

                  5.       Section 6.15 (Limitation on Lines of Business).
Section 6.15 of the Credit Agreement is hereby amended by adding at the end thereof immediately before the period the following: "provided, however, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, directly or indirectly, extend or expand the business conducted by the Alamo Local Market Division of the Borrower".

                  6. Amendment of Section 6.1 (Financial Condition Covenants). Sections 6.1(a), (b) and (c) of the Credit Agreement are hereby amended by adding at the end of each such Section immediately after the table contained therein the following: "; provided that until November 15, 2001, the Borrower shall not be required to comply with the foregoing covenant (which covenant shall be suspended until such date) for the period of four consecutive fiscal quarters of the Borrower ending with FQ3 2001.".
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                                                                               3


                  7. Amendment of Section 6.7 (Limitation on Capital Expenditures). Section 6.7 of the Credit Agreement is hereby amended by adding at the end thereof immediately before the period the following: "provided, further, that for the months of October, 2001 and November, 2001, any such Capital Expenditures shall not exceed $2,500,000 for each such month".

                  8. Amendment of Section 6.9 (Limitation on Optional Payments and Modifications of Debt Instruments, etc.). Section 6.9 of the Credit Agreement is hereby amended by:

                  (a) deleting clause (iii) in paragraph (a) thereof and relettering clause (iv) thereof as clause (iii); and

                  (b) adding immediately after "contemplated by the Interim Loan Facility Amendment" at the end of clause (ii) in paragraph (b) thereof "and by the Interim Loan Facility Extension".

                  9. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, (a) the Borrower certifies that no Default or Event of Default has occurred or is continuing, and (b) the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 3 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, provided that (i) the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment and (ii) for purposes of this Section 9 the representation and warranty contained in (A)
Section 3.2 of the Credit Agreement shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B) Section
3.18 of the Credit Agreement shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there".

                  10. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that:

                  (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower;

                  (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit B hereto, from Lenders whose consent is required pursuant to Section 9.1 of the Credit Agreement;

                  (c) the Administrative Agent shall have received, for the benefit of each Lender whose executed Lender Consent Letter is delivered to the Administrative Agent on or before 3:00 p.m., New York time, on Friday, September 28, 2001, an amendment fee in an amount equal to .25% of the aggregate amount of Term Loans of such Lender outstanding on the date hereof;

                  (d) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower;

                  (e) the Administrative Agent shall have received an executed certificate of an officer of the Borrower in form satisfactory to the Administrative Agent as to (i) the accuracy of the representations and warranties set forth in Section 9 of this Amendment, in Section 3 of the Credit Agreement after giving effect to this Amendment and in the other Loan Documents (provided, that purposes of such certificate the representation and warranty contained in (A) Section 3.2 of the Credit Agreement shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B) Section 3.18 of the Credit Agreement shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there"), (ii) the absence of any Default or Event of Default after giving effect to this Amendment, and (iii) such other customary matters as the Administrative Agent may reasonably request; and

                  (f) the Administrative Agent shall have received executed counterparts of the Interim Loan Facility Extension.

                  11. Limited Consent and Amendment. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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                                                                               5


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       ANC RENTAL CORPORATION


                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                             Name:  Howard D. Schwartz
                                             Title: Sr. Vice President &
                                                    Secretary


                                       LEHMAN COMMERCIAL PAPER INC.,
                                        as Administrative Agent


                                       By: /s/ G. Andrew Keith
                                           -------------------------------------
                                             Name:  G. Andrew Keith
                                             Title: Authorized Signatory

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Guarantee and Collateral Agreement, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as Administrative Agent, for the benefit of the Secured Parties, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Credit Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Credit Agreement.

                       ALAMO RENT-A-CAR (CANADA), INC.
                       LIABILITY MANAGEMENT COMPANIES
                       HOLDING, INC.
                       NATIONAL CAR RENTAL LICENSING, INC.
                       NATIONAL CAR RENTAL SYSTEM, INC.
                       REPUBLIC GUY SALMON PARTNER, INC.
                       REPUBLIC INDUSTRIES AUTOMOTIVE
                       RENTAL GROUP (BELGIUM) INC.
                       SPIRIT RENT-A-CAR, INC.
                       ALAMO RENT-A-CAR MANAGEMENT, LP
                            By:  ARC-GP, Inc., its general partner
                       ANC COLLECTOR CORPORATION
                       ANC FINANCIAL, LP
                            By:  ANC Financial GP Corporation, its general
                                 partner
                       ARC-GP, INC.
                       ARC-TM, INC.
                       NCR AFFILIATE SERVICER, INC.
                       NCRAS MANAGEMENT, LP
                            By:  NCRAS-GP, Inc., its general partner
                       NCRAS-GP, INC.
                       SRAC MANAGEMENT, LP
                            By:  SRAC-GP, Inc., its general partner
                       SRAC-GP, INC.
                       SRAC-TM, INC.

                       By: /s/ Leland F. Wilson
                           ----------------------------------------
                             Name:  Leland F. Wilson
                             Title: Vice President & Treasurer

                       ALAMO RENT-A-CAR, LLC

                       By: /s/ Kathleen W. Kyle
                           ----------------------------------------
                             Name:  Kathleen W. Kyle
                             Title: Sr. Vice President & Treasurer

                       ANC FINANCIAL CORPORATION
                       ANC FINANCIAL PROPERTIES LLC
                       ANC INFORMATION TECHNOLOGY HOLDING, INC.
                       ANC INFORMATION TECHNOLOGY, INC.
                       ANC INFORMATION TECHNOLOGY, L.P.
                            By:  ANC INFORMATION TECHNOLOGY,
                                 INC., its general partner
                       ANC IT COLLECTOR CORPORATION
                       ARC-TM PROPERTIES LLC
                       NCR AFFILIATE SERVICER PROPERTIES, LLC

                       By: /s/ Leland F. Wilson
                           ----------------------------------------
                             Name:  Leland F. Wilson
                             Title: Vice President & Treasurer

                                                                       EXHIBIT A


                             INTERIM LOAN EXTENSION

                                                                       EXHIBIT B


                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 30, 2000

To:           Lehman Commercial Paper Inc.
              3 World Financial Center
              New York, New York  10285

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Borrower"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "Amendment").

                  Pursuant to Section 9.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                        Very truly yours,


                                        ---------------------------
                                        (NAME OF LENDER)


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


Dated as of ____________ __, 2001